Exhibit (a)(7)

                               THE AB PORTFOLIOS

             AMENDMENT NO. 6 TO AGREEMENT AND DECLARATION OF TRUST


            The undersigned, being at least a majority of the duly elected and qualified Trustees of The AB Portfolios, a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated March 26, 1987, as amended (the "Declaration of Trust"), do hereby amend the Declaration of Trust for the purposes of authorizing, establishing and designating Class T Shares to be offered by the various Series of the Trust.

      FIRST: Amend Article III, Section 1 of the Declaration of Trust by striking out the last sentence thereof and inserting in lieu thereof the following:

            Section 1. Without limiting the authority of the Trustees set forth in this Section 1, each of the following Series and classes shall be, and is hereby, established and designated: (a) AB Growth Fund, AB Balanced Wealth Strategy, AB Wealth Appreciation Strategy, and AB Conservative Wealth Strategy, the Shares of which shall be divided into eight separate Classes, designated Class A, Class B, Class C, Class R, Class K, Class I, Class T and Advisor Class; and (b) AB Tax-Managed Balanced Wealth Strategy, AB Tax-Managed Wealth Appreciation Strategy, and AB Tax-Managed Conservative Wealth Strategy, the Shares of which shall be divided into five separate Classes, designated Class A, Class B, Class C, and Advisor Class; which each such Series may issue from time to time, shall be, and are hereby, established and designated, which classes shall have the respective rights and preferences as may be determined from time to time by the Trustees.

            This instrument shall become effective upon its execution. This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

            IN WITNESS WHEREOF, the undersigned have signed this amendment as of the date set forth below.

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/s/ John H. Dobkin                         Date: 1/31/2017
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John H. Dobkin


/s/ Michael J. Downey                      Date: 1/31/2017
---------------------------------
Michael J. Downey


/s/ William H. Foulk, Jr.                  Date: 1/31/2017
---------------------------------
William H. Foulk, Jr.


/s/ D. James Guzy                          Date: 1/31/2017
---------------------------------
D. James Guzy


/s/ Nancy P. Jacklin                       Date:  2/1/2017
---------------------------------
Nancy P. Jacklin


/s/ Robert M. Keith                        Date: 1/31/2017
---------------------------------
Robert M. Keith


/s/ Garry L. Moody                         Date: 1/31/2017
---------------------------------
Garry L. Moody


/s/ Marshall C. Turner, Jr.                Date: 1/31/2017
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Marshall C. Turner, Jr.


/s/ Carol C. McMullen                      Date: 1/31/2017
---------------------------------
Carol C. McMullen


/s/ Earl D. Weiner                         Date: 1/31/2017
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Earl D. Weiner